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                                                                   EXHIBIT 23.11


                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement on Form S-4 of Office Products Company of our report dated September 23, 1996 relating to the financial statements of MTA, Inc. (not presented separately therein) as of December 31, 1995, and for the period from January 25, 1995 (date of incorporation) to December 31, 1995, appearing in the Proxy Statement of U.S. Office Products Company filed on April 30, 1998.


DELOITTE & TOUCHE LLP
Seattle, Washington


April 30, 1998